Exhibit 99.1

Investors May Contact:
Stacey Yonkus
Director, Investor Relations
(212) 885-2512
investor@asburyauto.com

Reporters May Contact:
David Shein
RFBinder Partners
(212) 994-7514
David.Shein@RFBinder.com

Asbury Automotive Group Reports

Third Quarter Financial Results

— Income from Continuing Operations Increases 34%, with Same-Store Gross Profit Up
12%, SG&A as a Percent of Gross Profit Down 250 Basis Points —

New York, NY, October 26, 2005 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the third quarter and nine months ended September 30, 2005.

Income from continuing operations for the third quarter rose 34 percent to $17.5 million, or $0.53 per diluted share (including a $0.01 charge from the previously announced regional reorganization program), from $13.1 million, or $0.40 per diluted share, in last year’s third quarter.  The analysts’ consensus estimate of earnings per share from continuing operations was $0.48.  Net income for the third quarter of 2005 was $15.0 million, or $0.45 per diluted share, compared with $12.1 million, or $0.37 per diluted share, a year ago.

For the first nine months of 2005, income from continuing operations was $45.5 million, or $1.38 per diluted share, including net after-tax costs of approximately $1.3 million, or $0.04 per diluted share, related to the reorganization program.  Excluding the reorganization impact, income from continuing operations increased 21 percent to $46.8 million, or $1.42 per diluted share, from $38.7 million, or $1.18 per diluted share, a year ago.  Net income for the first nine months of 2005 was $40.6 million, or $1.24 per diluted share, compared to $37.2 million, or $1.14 per diluted share, in the corresponding period last year.

Other financial highlights for the third quarter of 2005, as compared to the prior year period, included:

•                    Total revenue for the quarter was approximately $1.4 billion, up 13 percent.  Total gross profit was $220.0 million, up 15 percent.

•                    Same-store retail revenue and gross profit (excluding fleet and wholesale) were up 11 and 12 percent, respectively.

•                    New vehicle retail revenue increased 12 percent (9 percent same-store), and unit sales increased 14 percent (10 percent same-store).  New vehicle retail gross profit increased 11 percent (9 percent same-store).

•                    Used vehicle retail revenue increased 22 percent (19 percent same-store), and unit sales increased 17 percent (13 percent same-store).  Used vehicle retail gross profit increased 32 percent (28 percent same-store).

•                    Parts, service and collision repair revenue increased 13 percent (12 percent same-store), and gross profit increased 12 percent (10 percent same-store).

•                    Net finance and insurance (F&I) revenue increased 12 percent (9 percent same-store).  F&I per vehicle retailed (PVR) decreased 2 percent to $883 while dealership generated F&I PVR was down 1 percent to $857.

•                    Selling, general and administrative (SG&A) expenses, as a percentage of gross profit, were 77.5 percent for the quarter, a 250 basis point improvement from 80.0 percent a year ago, or a 280 basis point improvement excluding the reorganization costs.

President and CEO Kenneth B. Gilman said, “This was the fourth quarter in a row in which Asbury delivered a strong, balanced performance across all four of our business lines.  While our excellent third quarter comparisons in part reflect the negative impact of the hurricanes last year, the quarter’s results were a true reflection of our strong operational performance as well as our ability to gain traction on the expense front.  Our best estimate is that excluding the hurricane impact our operating income was up 14 percent for the quarter.

“Our service businesses – fixed operations and finance and insurance – again delivered double-digit same-store gross profit growth.  On the new vehicle front, the key for us was the strategic strength of our brand mix which emphasizes mid-line import and luxury brands.  We achieved a 10 percent increase in same-store new unit sales versus less than 5 percent for the market nationally with no gross margin erosion.”

Mr. Gilman continued, “Over the last few years we have focused considerable efforts to position Asbury to increase our used car market share.  I am particularly pleased with our performance this past quarter.  In the face of a very challenging market with volatile used car wholesale pricing, particularly for trucks and large SUV’s, we were able to increase same-store used unit sales by 13 percent, improve gross profit margin by 90 basis points and reduce wholesale losses.  Clearly, we were able to strike the right balance at retail when valuing trades so that we didn’t make new car deals at the expense of hurting the used car business.”

J. Gordon Smith, Senior Vice President and CFO, commented, “I am very pleased with the progress we have made on the expense front.  Our reduction in SG&A as a percent of gross profit, excluding the reorganization costs, is attributed to the regional realignment, which drove personnel costs down 40 basis points; a 90 basis point decrease in advertising; and a 90 basis point reduction in insurance costs as a result of our strategic initiatives in this area.”

Mr. Smith continued, “During the quarter, we completed the implementation of our regional reorganization program.  We expect that the program will generate savings of approximately $0.10 per diluted share in 2006 compared to $0.05 per diluted share in 2005.  Also, we made additional progress with our ongoing efforts to rebalance Asbury’s portfolio of dealerships through the divestiture of under-performing stores.  During the quarter, we entered into agreements to dispose of all our remaining operations in Oregon.  We anticipate completing these transactions in the fourth quarter. The sale is expected to generate approximately $60 million in cash and result in a gain of $0.05 to $0.07 per diluted share that will be included in discontinued operations.”

Commenting on earnings guidance for 2005 and the current fourth quarter environment, the Company reconfirmed its previously announced range of estimates for earnings per share from continuing operations of between $1.71 to $1.77, which includes the net cost of the regional reorganization of approximately $0.03 per diluted share (costs of $0.08, net of expected savings of $0.05); however, due to soft October new vehicle sales and general uncertainty surrounding fourth quarter OEM incentive programs, the Company is more comfortable with the lower end of its earnings guidance range.

Mr. Gilman concluded, “I am pleased with how we have managed both our store disposal program and our regional reorganization over the last nine months.  My expectation is that these simultaneously executed initiatives will continue to deliver shareholder value in terms of capital redeployment and operating effectiveness.  With respect to current operations, as I noted, our business model has performed exceptionally well over the past four quarters, and we expect to see many of these positive trends continue.  Despite a fourth quarter that is starting out slowly in new vehicle sales, the fact that we still expect to fall within our previously announced guidance range is a very positive reflection on Asbury’s business strengths including brand mix and geographic locations.”

Asbury will host a conference call to discuss its third quarter results this morning at 10:00 a.m. Eastern Time.  The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com.  In addition, a live audio of the call will be accessible to the public by calling 800-500-0177 (domestic), or 719-457-2679 (international); no access code is necessary. Callers should dial in approximately 5 to10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2004 revenue of approximately $5.3 billion.  Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 94 retail auto stores, encompassing 129 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles.  Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers.  The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company’s financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company’s substantial indebtedness, risks related to pending and potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company’s annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Asbury Automotive Group, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
REVENUES:
New vehicle	$878,323	$789,241	$2,501,669	$2,220,780
Used vehicle	361,889	303,447	1,035,201	887,037
Parts, service and collision repair	167,789	148,580	482,801	425,081
Finance and insurance, net	40,434	36,024	115,642	99,353
Total revenues	1,448,435	1,277,292	4,135,313	3,632,251

COST OF SALES:
New vehicle	816,952	734,204	2,327,426	2,060,964
Used vehicle	329,440	279,534	943,839	813,065
Parts, service and collision repair	82,013	71,877	233,881	203,111
Total cost of sales	1,228,405	1,085,615	3,505,146	3,077,140

GROSS PROFIT	220,030	191,677	630,167	555,111

OPERATING EXPENSES:
Selling, general and administrative	170,506	153,290	493,289	437,979
Depreciation and amortization	4,945	4,432	14,434	13,757
Income from operations	44,579	33,955	122,444	103,375

OTHER INCOME (EXPENSE):
Floor plan interest expense	(6,598)	(4,867)	(20,745)	(13,698)
Other interest expense	(10,317)	(8,632)	(30,188)	(29,028)
Interest income	275	223	763	597
Other income, net	29	205	481	413
Total other expense, net	(16,611)	(13,071)	(49,689)	(41,716)
Income before income taxes	27,968	20,884	72,755	61,659

INCOME TAX EXPENSE	10,488	7,831	27,283	22,945
INCOME FROM CONTINUING OPERATIONS	17,480	13,053	45,472	38,714

DISCONTINUED OPERATIONS, net of tax	(2,527)	(937)	(4,893)	(1,486)
Net income	$14,953	$12,116	$40,579	$37,228

BASIC EARNINGS PER COMMON SHARE:
Continuing operations	$0.53	$0.40	$1.39	$1.19
Discontinued operations	(0.07)	(0.03)	(0.15)	(0.04)
Net income	$0.46	$0.37	$1.24	$1.15

DILUTED EARNINGS PER COMMON SHARE:
Continuing operations	$0.53	$0.40	$1.38	$1.18
Discontinued operations	(0.08)	(0.03)	(0.14)	(0.04)
Net income	$0.45	$0.37	$1.24	$1.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32,737	32,540	32,644	32,482
Diluted	33,032	32,647	32,847	32,675

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands except per share data)

(Unaudited)

	As Reported for the Three Months Ended September 30,				Same Store for the Three Months Ended September 30,
	2005		2004		2005		2004

RETAIL VEHICLES SOLD:
New units	29,256	63.9%	25,742	64.6%	28,246	63.9%	25,742	64.6%
Used units	16,533	36.1%	14,088	35.4%	15,961	36.1%	14,088	35.4%
Total units	45,789	100.0%	39,830	100.0%	44,207	100.0%	39,830	100.0%

REVENUE:
New retail	$867,808	59.9%	$773,720	60.6%	$842,423	59.8%	$773,720	60.6%
Used retail	273,840	18.9%	223,740	17.5%	265,273	18.8%	223,740	17.5%
Parts, service and collision repair	167,789	11.7%	148,580	11.6%	165,814	11.9%	148,580	11.6%
Finance and insurance, net	40,434	2.8%	36,024	2.9%	39,206	2.8%	36,024	2.9%
Total retail revenue	1,349,871		1,182,064		1,312,716		1,182,064

Fleet	10,515	0.7%	15,521	1.2%	10,151	0.7%	15,521	1.2%
Wholesale	88,049	6.0%	79,707	6.2%	85,161	6.0%	79,707	6.2%
Total revenue	$1,448,435	100.0%	$1,277,292	100.0%	$1,408,028	100.0%	$1,277,292	100.0%

GROSS PROFIT:
New retail	$60,658	27.6%	$54,414	28.4%	$59,258	27.5%	$54,414	28.4%
Used retail	33,301	15.1%	25,226	13.2%	32,351	15.0%	25,226	13.2%
Parts, service and collision repair	85,776	39.0%	76,703	40.0%	84,635	39.3%	76,703	40.0%
Finance and insurance, net	40,434	18.4%	36,024	18.8%	39,206	18.2%	36,024	18.8%
Total retail gross profit	220,169		192,367		215,450		192,367

Fleet	713	0.3%	623	0.3%	696	0.3%	623	0.3%
Wholesale	(852)	(0.4)%	(1,313)	(0.7)%	(811)	(0.3)%	(1,313)	(0.7)%
Total gross profit	$220,030	100.0%	$191,677	100.0%	$215,335	100.0%	$191,677	100.0%

SG&A expenses excluding reorganization costsand rent	$157,834		$142,347		$154,376		$141,778
SG&A expenses excluding reorganization costs and rent as a percent of gross profit	71.7%		74.3%		71.7%		74.0%

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,073		$2,114		$2,098		$2,114
Used retail	2,014		1,791		2,027		1,791
Finance and insurance, net	883		904		887		904
Dealership generated finance and insurance, net	857		869		860		869

GROSS PROFIT MARGIN:
New retail	7.0%		7.0%		7.0%		7.0%
Used retail	12.2%		11.3%		12.2%		11.3%
Parts, service and collision repair	51.1%		51.6%		51.0%		51.6%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands except per share data)

(Unaudited)

	As Reported for the Nine Months Ended September 30,				Same Store for the Nine Months Ended September 30,
	2005		2004		2005		2004

RETAIL VEHICLES SOLD:
New units	80,430	63.3%	72,463	63.5%	76,799	63.0%	72,463	63.5%
Used units	46,670	36.7%	41,675	36.5%	45,046	37.0%	41,675	36.5%
Total units	127,100	100.0%	114,138	100.0%	121,845	100.0%	114,138	100.0%

REVENUE:
New retail	$2,441,243	59.0%	$2,179,239	60.0%	$2,347,923	58.8%	$2,179,239	60.0%
Used retail	780,959	18.9%	654,447	18.0%	755,769	18.9%	654,447	18.0%
Parts, service and collision repair	482,801	11.7%	425,081	11.7%	472,693	11.9%	425,081	11.7%
Finance and insurance, net	115,642	2.8%	99,353	2.7%	111,302	2.8%	99,353	2.7%
Total retail revenue	3,820,645		3,358,120		3,687,687		3,358,120

Fleet	60,426	1.5%	41,541	1.2%	58,570	1.5%	41,541	1.2%
Wholesale	254,242	6.1%	232,590	6.4%	244,396	6.1%	232,590	6.4%
Total revenue	$4,135,313	100.0%	$3,632,251	100.0%	$3,990,653	100.0%	$3,632,251	100.0%

GROSS PROFIT:
New retail	$172,130	27.3%	$158,180	28.5%	$166,159	27.2%	$158,180	28.5%
Used retail	91,040	14.4%	76,237	13.7%	88,492	14.5%	76,237	13.7%
Parts, service and collision repair	248,920	39.5%	221,970	40.0%	243,271	39.8%	221,970	40.0%
Finance and insurance, net	115,642	18.4%	99,353	17.9%	111,302	18.2%	99,353	17.9%
Total retail gross profit	627,732		555,740		609,224		555,740

Fleet	2,113	0.3%	1,636	0.3%	2,100	0.3%	1,636	0.3%
Wholesale	322	0.1%	(2,265)	(0.4)%	351	—	(2,265)	(0.4)%
Total gross profit	$630,167	100.0%	$555,111	100.0%	$611,675	100.0%	$555,111	100.0%

SG&A expenses excluding reorganization costsand rent	$453,253		$411,277		$438,272		$410,247
SG&A expenses excluding reorganization costs and rent as a percent of gross profit	71.9%		74.1%		71.7%		73.9%

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,140		$2,183		$2,164		$2,183
Used retail	1,951		1,829		1,964		1,829
Finance and insurance, net	910		870		913		870
Dealership generated finance and insurance, net	880		831		883		831

GROSS PROFIT MARGIN:
New retail	7.1%		7.3%		7.1%		7.3%
Used retail	11.7%		11.6%		11.7%		11.6%
Parts, service and collision repair	51.6%		52.2%		51.5%		52.2%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands except per share data)

(Unaudited)

	As of	As of
	September 30, 2005	December 31, 2004
BALANCE SHEET HIGHLIGHTS:
Cash and cash equivalents	$25,998	$28,093
Inventories	623,444	761,557
Total current assets	1,009,519	1,143,506
Floor plan notes payable	498,938	650,948
Total current liabilities	714,062	847,510

CAPITALIZATION:
Long-term debt (including current portion)	$498,225	$526,415
Stockholders’ equity	525,642	481,733
Total	$1,023,867	$1,008,148

ASBURY AUTOMOTIVE GROUP, INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(In thousands, except vehicle data)

(Unaudited)

The Company evaluates finance and insurance gross profit performance on a per-vehicle retailed (“PVR”) basis by dividing total finance and insurance gross profit by the number of retail vehicles sold.  During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income in 2005 and 2004 that was not attributable to retail vehicles sold during 2005 and 2004.  The Company believes that dealership generated finance and insurance, which excludes the additional revenue derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company’s finance and insurance operating performance.  The following table reconciles finance and insurance gross profit to dealership generated finance and insurance gross profit, and provides necessary components to calculate dealership generated finance and insurance gross profit PVR.

	As Reported For the Three Months Ended September 30,		Same Store For the Three Months Ended September 30,
	2005	2004	2005	2004
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
Finance and insurance, net	$40,434	$36,024	$39,206	$36,024
Less: corporate generated finance and insurance	(1,185)	(1,408)	(1,185)	(1,408)
Dealership generated finance and insurance, net	$39,249	$34,616	$38,021	$34,616

RETAIL VEHICLES SOLD:
New retail units	29,256	25,742	28,246	25,742
Used retail units	16,533	14,088	15,961	14,088
Total units	45,789	39,830	44,207	39,830
Finance and Insurance PVR	$883	$904	$887	$904
Dealership generated finance and insurance PVR	$857	$869	$860	$869

	As Reported For the Nine Months Ended September 30,		Same Store For the Nine Months Ended September 30,
	2005	2004	2005	2004
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
Finance and insurance, net	$115,642	$99,353	$111,302	$99,353
Less: corporate generated finance and insurance	(3,754)	(4,556)	(3,754)	(4,556)
Dealership generated finance and insurance, net	$111,888	$94,797	$107,548	$94,797

RETAIL VEHICLES SOLD:
New retail units	80,430	72,463	76,799	72,463
Used retail units	46,670	41,675	45,046	41,675
Total units	127,100	114,138	121,845	114,138
Finance and Insurance PVR	$910	$870	$913	$870
Dealership generated finance and insurance PVR	$880	$831	$883	$831

The Company’s operating income was largely impacted by reorganization costs incurred during 2005 and incremental rent expense associated with a sale-leaseback transaction that was entered into in the third quarter of 2004.  The Company believes that excluding the reorganization costs and rent expense from the selling, general and administrative expenses provides a more meaningful basis to measure the results of the Company’s operations compared to that of the prior year period.  A reconciliation of the Company’s adjusted selling, general and administrative expenses is presented below.

		As Reported for the Three Months Ended September 30, 2005	As Reported for the Three Months Ended September 30, 2004

SG&A expenses		$170,506	$153,290
Less:	Reorganization costs	(591)	—
	Rent expense	(12,081)	(10,943)
Adjusted SG&A expenses		$157,834	$142,347

		Same Store Results for the Three Months Ended September 30, 2005	Same Store Results for the Three Months Ended September 30, 2004

SG&A expenses		$166,694	$152,713
Less:	Reorganization costs	(591)	—
	Rent expense	(11,727)	(10,935)
Adjusted SG&A expenses		$154,376	$141,778

		As Reported for the Nine Months Ended September 30, 2005	As Reported for the Nine Months Ended September 30, 2004

SG&A expenses		$493,289	$437,979
Less:	Reorganization costs	(4,157)	—
	Rent expense	(35,879)	(26,702)
Adjusted SG&A expenses		$453,253	$411,277

		Same Store Results for the Nine Months Ended September 30, 2005	Same Store Results for the Nine Months Ended September 30, 2004

SG&A expenses		$476,247	$436,925
Less:	Reorganization costs	(4,157)	—
	Rent expense	(33,818)	(26,678)
Adjusted SG&A expenses		$438,272	$410,247

The Company defines income from continuing operations as net income less discontinued operations, net of tax.  We believe that excluding certain items from income from continuing operations for the three and nine months ended September 30, 2005 and 2004, provides a more meaningful basis to measure the results of our operations.  A reconciliation of our net income to adjusted income from continuing operations is presented below.

	For the Three Months Ended September 30,
	2005	2004
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS:
Net income	$14,953	$12,116
Discontinued operations	2,527	937
Income from continuing operations	17,480	13,053

Tax affected reorganization:
Costs	369	—
Savings	(697)	—
Adjusted income from continuing operations	$17,152	$13,053

RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO ADJUSTED INCOME FROM CONTINUING OPERATIONS PER DILUTED COMMON SHARE:
Net income	$0.45	$0.37
Discontinued operations	0.08	0.03
Income from continuing operations	0.53	0.40

Tax affected reorganization:
Costs	0.01	—
Savings	(0.02)	—
Adjusted income from continuing operations	$0.52	$0.40

Weighted average common shares outstanding (diluted):	33,032	32,647

	For the Nine Months Ended September 30,
	2005	2004
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS:
Net income	$40,579	$37,228
Discontinued operations	4,893	1,486
Income from continuing operations	45,472	38,714

Tax affected reorganization:
Costs	2,598	—
Savings	(1,305)	—
Adjusted income from continuing operations	$46,765	$38,714

RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO ADJUSTED INCOME FROM CONTINUING OPERATIONS PER DILUTED COMMON SHARE:
Net income	$1.24	$1.14
Discontinued operations	0.14	0.04
Income from continuing operations	1.38	1.18

Tax affected reorganization:
Costs	0.08	—
Savings	(0.04)	—
Adjusted income from continuing operations	$1.42	$1.18

Weighted average common shares outstanding (diluted):	32,847	32,675